Exhibit 10.1

To:        D. DUNSMUIR INVESTMENTS CANADA LIMITED

FROM:      D'ANGELO BRANDS LTD.

AND FROM:  FRANK D'ANGELO

DATE:      SEPTEMBER 13, 2002


          IN CONSIDERATION for the sum of $1,200,000.00, we promise to pay, jointly and severally, to D. DUNSMUIR INVESTMENTS CANADA LIMITED (the "Lender") in lawful money of Canada, at the offices of the Lender, 1 Royal Gate Boulevard, Woodbridge, Ontario, Canada, on demand, the principal sum of $1,200,000.00, together with interest thereon calculated and payable monthly on the 13th day of each month, at the rate of 20% per annum from September 13, 2002, to the date of repayment in full; Provided no interest shall be payable if the principal sum is paid on or before September 30, 2002.

          THE UNDERSIGNED may repay the principal, in whole or in part, at any time before demand without notice or bonus. All arrears of interest shall be added to the principal sum and shall bear interest at the rate aforesaid. All payments received hereunder shall be applied first to payment of interest.

          AND THE UNDERSIGNED hereby authorizes the holder of this note from time to time to grant at its option an extension or extensions in whole or in part, with or without notice to the undersigned, also agreeing that in case of non- payment of the principal after maturity, when due , suit may be brought by the holder of this note against the undersigned at the option of the said holder, the holder of the said note reserving all rights against whom suit is not commenced.

          AND THE UNDERSIGNED agrees that in the event any payment payable hereunder is not paid when due the undersigned shall pay to the Lender the sum of $1000.00 as penalty.

          AND THE UNDERSIGNED hereby waives presentment for payment, protest and notice of protest and notice of non- payment of this note and of any extension thereof, or any installments due thereunder, subject to the notice provisions contained herein.


This promissory note shall be binding upon the undersigned and their respective successors, heirs and legal personal representatives and is fully negotiable by the Lender.

          The undersigned have hereunto caused their signatures to be affixed at the City of Vaughan, on the 13th day of September, 2002.

                    )
                    )         D'ANGELO BRANDS LTD.
----------------------------  )         per:
Witness             )
                    )
                    )         ------------------------------------
                    )         Frank D'Angelo
                    )
                    )         I have the authority to bindthe Corporation
                    )
                    )         ---------------------------------------
                              Frank D'Angelo